STOCK CERTIFICATE

                           Organized Under Indiana Law

                              THIRD CENTURY BANCORP

NUMBER
                                                                          SHARES

THIS CERTIFIES that             is the owner of
                                                                     See Reverse

                                                                Side for Certain

                                                                     Definitions

 FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, WITHOUT PAR VALUE, OF

                              THIRD CENTURY BANCORP

This Certificate is transferable only on the books of the Corporation upon the surrender of the same properly endorsed.

The interest in said Corporation represented by this Certificate may not be retired or withdrawn except as provided in the Articles of Incorporation and Code of By-Laws of the Corporation. This security is not a deposit or account and is not federally insured or guaranteed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

The interest in said Corporation represented by this Certificate shall be subject to all provisions in effect as provided in the Articles of Incorporation and Code of By-Laws of the Corporation, including any amendments thereto which may restrict the rights of the holder of this Certificate and may be adopted by the Corporation at a date later than the date this Certificate is issued. Any transferee of this Certificate should consult the Corporation' s Articles of Incorporation and Code of By-Laws with respect to any such restrictions.

Witness the facsimile seal of the Corporation and the duly authorized facsimile signatures of its duly authorized officers.

Dated:

-----------------------------        -------------------------------------------
Pamela J. Spencer, Secretary         Robert D. Heuchan, President and Chief
                                     Executive Officer

                       [STATEMENT FOR BACK OF CERTIFICATE]

                              THIRD CENTURY BANCORP

THE ARTICLES OF INCORPORATION OF THE CORPORATION PROHIBIT CERTAIN PERSONS FROM ACQUIRING THE BENEFICIAL OWNERSHIP OF MORE THAN 10% OF ANY CLASS OF SECURITY OF THE CORPORATION. A COPY OF THESE ARTICLES OF INCORPORATION WILL BE FURNISHED, WITHOUT CHARGE, TO ANY SHAREHOLDER UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

A FULL STATEMENT OF THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES, AND LIMITATIONS APPLICABLE TO EACH CLASS OF SHARES AND THE VARIATIONS IN RIGHTS, PREFERENCES, AND LIMITATIONS DETERMINED FOR EACH SERIES (AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINE VARIATIONS OF FUTURE SERIES) OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE WILL BE FURNISHED, WITHOUT CHARGE, TO ANY SHAREHOLDER UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM -- as tenants in common
         TEN ENT -- as tenants by the entireties
         JT TEN  -- as joint tenants with right of survivorship
                       not as tenants in common
         UNIF TRAN MIN ACT -- _______________     Custodian ____________________
                                  (Cust.)                        (Minor)
                                   under Uniform Transfers to Minors Act

                                 __________________
                                 (State)

               Additional abbreviations may also be used although
                         not included in the above list.

               FOR VALUE RECEIVED, _______________________ HEREBY
                         SELL, ASSIGN AND TRANSFER UNTO

Please insert Social Security or other
  identifying number of Assignee

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________________________________________________________________________________
                  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS,
                        INCLUDING ZIP CODE, OF ASSIGNEE)


________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________ shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _____________________ Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated ___________________________

In Presence of

___________________________           __________________________________________
                                      NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular, without alteration or enlarge-ment or any change whatever.